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Exhibit 23.2

Consent of Independent Auditor

Ashford Inc.
Dallas, Texas

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated February 14, 2018, relating to the Special Purpose Combined Carve-Out Financial Statements of the Remington Project Management Business (A Carve-Out of Remington Holdings, L.P.) as of December 31, 2017 and 2016 and for the years then ended (which report expresses an unqualified opinion and includes an other-matter paragraph relating to the carve-out financial statements that the Project Management Carve-Out is an integrated business of Remington Holdings, L.P. and not a stand-alone entity and do not necessarily reflect the combined financial position, results of operations, changes in partners' capital and cash flows of the Project Management Carve-Out in the future or what they would have been had the Project Management Carve-Out been a separate, stand-alone entity during the periods presented), contained in the Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
July 10, 2018

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  Exhibit 23.2
Consent of Independent Auditor